Exhibit 1.1

$350,000,000

Phillips Edison Grocery Center Operating Partnership I, L.P.

5.250% Senior Notes Due 2032

UNDERWRITING AGREEMENT

June 12, 2025

June 12, 2025

J.P. Morgan Securities LLC

Fifth Third Securities, Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

U.S. Bancorp Investments, Inc.

c/o J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

c/o Fifth Third Securities, Inc.

34 Fountain Square Plaza

Cincinnati, OH 45263

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

c/o U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, NC 28202

Ladies and Gentlemen:

Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC, Fifth Third Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and U.S. Bancorp Investments, Inc. are acting as representatives of the offering (collectively, “you” or in such capacity, the “Representatives”) an aggregate of $350,000,000 in principal amount of its 5.250% senior notes due 2032 (the “Notes”) pursuant to the terms of this underwriting agreement (the “Agreement”). The respective principal amounts of the Notes to be so purchased, severally and not jointly, by the several Underwriters are set forth opposite their names in Schedule I hereto. The Notes will be issued pursuant to the indenture, dated October 6, 2021 (the “Base Indenture”), among the Operating Partnership, the guarantors named therein and U.S. Bank National Association, as trustee, as supplemented by the fourth supplemental indenture, to be dated as of June 17, 2025 (the “Fourth Supplemental Indenture” and, together with the

Base Indenture, the “Indenture”) among the Operating Partnership, Phillips Edison & Company, Inc., a Maryland corporation (the “Company” and, together with the Operating Partnership, the “Transaction Entities”), and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association) as trustee (the “Trustee”). The Notes will be guaranteed (the “Guarantee”) on a senior unsecured basis by the Company.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Transaction Entities have prepared and filed with the Securities and Exchange Commission (the “Commission”) a joint shelf registration statement on Form S-3 (File Nos. 333-284765 and 333-284765-01), including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of certain securities, including the Notes. Such registration statement (the “Registration Statement”), as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the financial statements, exhibits and schedules thereto at such time and the documents incorporated or deemed to be incorporated by reference therein pursuant to Rule 430B (“Rule 430B”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). The preliminary prospectus supplement dated June 12, 2025 describing the Notes and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Notes and the offering thereof and is used prior to the filing of the Prospectus (as defined below) is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Notes and the offering thereof, together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Notes or in the form first made available to the Underwriters by the Transaction Entities to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References in this Agreement to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. References in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.

The “Time of Sale Information” shall mean collectively: (i) the Preliminary Prospectus, dated June 12, 2025, as amended and supplemented immediately prior to the Applicable Time (as defined below) and (ii) each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule II hereto.

“Applicable Time” means 1:45 P.M. New York City time on June 12, 2025 or such other time as agreed by the Transaction Entities and the Representatives.

The Agreement, the Notes, the Guarantee and the Indenture are collectively referred to herein as the “Transaction Documents.”

1. Representations and Warranties. Each of the Transaction Entities, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(b) The Time of Sale Information, at the Applicable Time did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in the Time of Sale Information or the Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) The Transaction Entities (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Transaction Entities or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule II hereto, including a pricing term sheet substantially in the form of Annex A hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Applicable Time did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) The Registration Statement has become effective under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Notes and the Guarantee have been and remain eligible for registration by the Operating Partnership and the Company, respectively, on such automatic shelf registration statement. No notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by either of the Transaction Entities. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the knowledge of the Transaction Entities, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against either of the Transaction Entities or related to the offering of Notes has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such amendment thereto complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus and any amendment or supplement thereto will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Transaction Entities make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Each of the Transaction Entities has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of the free writing prospectus (as defined in Rule 405) set forth on Annex A in connection with the offering contemplated hereby.

(f) (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Operating Partnership or Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes and the Guarantee in reliance on the exemption of Rule 163, and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer”, as defined in Rule 405.

(g) (i) At the time of filing the Registration Statement and any post-effective amendment thereto, (ii) at the earliest time thereafter that the Operating Partnership, the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and the Guarantee, and (iii) at the date hereof, each of the Operating Partnership and the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Operating Partnership of the Company be considered an ineligible issuer.

(h) The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Transaction Entities and their subsidiaries, taken as a whole, or on the performance by the Transaction Entities of their respective obligations and the consummation of the transactions under the Transaction Documents (collectively, a “Material Adverse Effect”). As used herein, “subsidiary” or “subsidiaries” means the direct and indirect subsidiary or subsidiaries of the Company and/or the Operating Partnership, as applicable, but not, for the avoidance of doubt, any unconsolidated joint venture of the Company or the Operating Partnership.

(j) The Operating Partnership has been duly formed, is validly existing as a limited partnership in good standing under the laws of the jurisdiction of its formation, has the limited partnership power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect. Phillips Edison Grocery Center OP GP I LLC, a wholly-owned subsidiary of the Company, is the sole general partner of the Operating Partnership and has the power and authority to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under the Agreement, the Notes and the Indenture.

(k) The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated March 31, 2018 (the “Operating Partnership Agreement”), is in full force and effect and, at the Closing Date, the aggregate percentage interests of the Company in the Operating Partnership will be as set forth in the Registration Statement, the Time of Sale Information and the Prospectus. The terms of the units of limited partnership interest in the Operating Partnership (“OP Units”) conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus. Except as disclosed in the Registration Statement, the Time of

Sale Information and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units or any other ownership interests of the Operating Partnership, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other ownership interests of the Operating Partnership.

(l) Each subsidiary of the Company (other than the Operating Partnership) has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; and all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid (in the case of any subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement), and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. The only “significant subsidiaries” of the Company within the meaning of Section 1-02 of Regulation S-X promulgated under the Exchange Act are the Operating Partnership, Phillips Edison Grocery Center Operating Partnership II, L.P. and Phillips Edison Institutional REIT LLC.

(m) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no subsidiary of the Company (including the Operating Partnership) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company, or, except as prohibited by any mortgage or other loan documents, from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(n) This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(o) The Base Indenture has been duly authorized by each of the Transaction Entities and on or before the Closing Date, will be duly executed and delivered by each of the Transaction Entities, and, when duly executed and delivered by each of the parties thereto in accordance with its terms, will constitute the valid and binding agreement of each of the Transaction Entities, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”); the Fourth Supplemental Indenture has been duly authorized by each of the Transaction Entities and on or before the Closing Date, will be duly executed and delivered by each of the Transaction Entities, and, when duly executed and delivered by each of the parties thereto in accordance with the terms of the Base Indenture, will constitute the valid and binding agreement of each of the Transaction Entities, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. On the Closing Date, the Indenture (i) will be duly qualified under the Trust Indenture Act and (ii) will comply as to form in all material respects with the requirements of the Trust Indenture Act.

(p) The Notes have been duly authorized by the Operating Partnership for issuance and sale pursuant to this Agreement and, when duly executed by the Operating Partnership in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Guarantee has been duly and validly authorized by the Company and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Underwriters contemplated by this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(q) The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “Description of Debt Securities,” “Material U.S. Federal Income Tax Considerations,” “Description of Notes” and “Underwriting” insofar as such statements summarize legal matters, agreements, documents or legal or governmental proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or legal or governmental proceedings, in all material respects.

(r) The statements in each of the Registration Statement, the Time of Sale Information and the Prospectus insofar as they describe the terms of this Agreement are correct in all material respects; the Indenture will conform on the Closing Date in all material respects to the description thereof in each of the Registration Statement, the Time of Sale Information and the Prospectus; and the Notes and the Guarantee will conform on the Closing Date in all material respects to the description thereof in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(s) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(t) The issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable, are not subject to any preemptive or similar rights and have been offered and sold in compliance with U.S. federal and applicable securities laws. Except as described in or expressly contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(u) The issue and sale of the Notes and the issuance of the Guarantee, the execution, delivery and performance by the Transaction Entities of the Transaction Documents to which they are a party, will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, including the Operating Partnership, pursuant to (i) any provision of applicable law or the certificate of incorporation or bylaws of the Company, the certificate of limited partnership of the Operating Partnership and the Operating Partnership Agreement, (ii) any agreement or other instrument binding upon the Transaction Entities or any of their subsidiaries that is material to the Transaction Entities and their subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Transaction Entities or any of their subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such contravention that would not, singly or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the issue and sale of the Notes and the issuance of the Guarantee, the execution, delivery and performance by the Transaction Entities of the Transaction Documents to which they are a party, except for the registration of the Notes and the Guarantee under the Securities Act and such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

(v) Neither the Transaction Entities nor any of their subsidiaries is (i) in violation of its certificate of incorporation or bylaws or similar organizational documents; or (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject, except, in the case of clause (ii) above, for any such default or violation that would not, singly or in the aggregate, have a Material Adverse Effect.

(w) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Transaction Entities and their subsidiaries, taken as a whole, from that set forth in the Time of Sale Information.

(x) There are no legal, governmental or regulatory proceedings, actions, investigations, demands, claims, suits, arbitrations or inquiries (collectively, “Proceedings”) pending or, to the knowledge of the Transaction Entities, threatened to which the Transaction Entities or any of their subsidiaries is a party or to which any of the properties of the Transaction Entities or any of their subsidiaries is subject (i) other than Proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Information and the Prospectus and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(y) None of the Transaction Entities is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of the Transaction Entities will be, required to register as an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(z) The Transaction Entities and each of their subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(aa) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(bb) There are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require either of the Transaction Entities to file a registration statement under the Securities Act with respect to any securities of the Transaction Entities, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, or to require either Transaction Entity to include such securities with the Notes registered pursuant to the Registration Statement.

(cc) (i) None of the Transaction Entities, any of their subsidiaries or any director or officer thereof or, to the Transaction Entities’ knowledge, any affiliate, employee, agent or representative of the Transaction Entities or of any of their subsidiaries has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Transaction Entities and each of their subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws; and (iii) neither the Transaction Entities nor any of their subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(dd) The operations of the Transaction Entities and each of their subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where each of the Transaction Entities and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Transaction Entities, threatened.

(ee) No relationship, direct or indirect, exists between or among either of the Transaction Entities or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Transaction Entities or any of their subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described.

(ff) (i) None of the Transaction Entities, any of their subsidiaries or any director or officer thereof or, to the Transaction Entities’ knowledge, any agent, affiliate, employee or representative of the Transaction Entities or any of their subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Transaction Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Since April 24, 2019, the Transaction Entities and each of their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(gg) Subsequent to the respective dates as of which information is given in and as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Transaction Entities and their subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (ii) neither of the Transaction Entities has purchased or redeemed any material amount of its outstanding capital stock or partnership interests, nor declared, paid or otherwise made any dividend or distribution of any kind other than ordinary and customary dividends and (iii) there has not been any material change in the capital stock, partnership interests, short-term debt or long-term debt of the Transaction Entities and their subsidiaries, taken as a whole.

(hh) (i) The Transaction Entities and each of their subsidiaries have good and marketable title in fee simple to, or leasehold interest under a lease in, the real properties owned or leased by the Transaction Entities and their respective subsidiaries (collectively, the “Properties”), in each case, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in the Registration Statement, the Time of Sale Information or the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Transaction Entities and any of their respective subsidiaries; (ii) except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) each of the leases under which a Transaction Entity or one of its subsidiaries is a tenant relating to a Property are in full force and effect and no default or event of default has occurred under any such lease with respect to such Property none of the Transaction Entities or any of their respective subsidiaries has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such lease and (B) none of the Transaction Entities or any of their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities or any of their respective subsidiaries under any of the leases mentioned above, or affecting or questioning the rights of the Transaction Entities and any of their respective subsidiaries to the continued possession of the leased premises under any such lease; (iii) except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no tenant under any of the leases of the Properties to which a Transaction Entity or any of its subsidiaries is a party (as a landlord) (the “Leases”) has a right of first refusal or an option to purchase any Property, which, if exercised, would reasonably be expected to have a Material Adverse Effect; (iv) the Transaction Entities have no knowledge that any Property fails to comply with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except for such failures to comply that would not, singly or in the aggregate, result in a Material Adverse Effect; (v) except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no mortgage or deed of trust encumbering any Property is convertible into ownership interests in a Transaction Entity or any of its subsidiaries; and (vi) except as described in the Registration Statement, the Time of Sale Information and the Prospectus, none of the Transaction Entities or any of their respective subsidiaries or, to the knowledge of either of the Transaction Parties, any lessee under a Lease is in default under any of the Leases, and none of the Transaction Entities or any of their respective subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of the Leases, except in each case, for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(ii) (i) The Transaction Entities and their subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses, except where the failure to own or license such Intellectual Property Rights would not, singly or in the aggregate, have a Material Adverse Effect on the Transaction Entities and their subsidiaries, taken as a whole; (ii) neither the Transaction Entities nor any of their subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights of others which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iii) to the Transaction Entities’ knowledge, neither the

Transaction Entities nor any of their subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated, or otherwise violated any Intellectual Property Rights of others; and (iv) the Transaction Entities and their subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(jj) (i) Except as would not, singly or in the aggregate, have a Material Adverse Effect, the Transaction Entities and each of their subsidiaries have complied and are presently in compliance with all internal privacy policies, contractual obligations, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Transaction Entities or any of their subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); and (ii) the Transaction Entities have not received any written notification of or written complaint regarding and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation and that, singly or in the aggregate, would have a Material Adverse Effect.

(kk) The Transaction Entities and each of their subsidiaries have taken all commercially reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Transaction Entities’ and their subsidiaries’ businesses. There has been no breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Transaction Entities and their subsidiaries’ businesses, except for those that have been remedied without material cost, liability or obligation.

(ll) Except as would not, individually or in the aggregate, have a Material Adverse Effect, no labor dispute with the employees of the Transaction Entities or any of their subsidiaries exists, or, to the knowledge of the Transaction Entities, is imminent that would, singly or in the aggregate, have a Material Adverse Effect; and the Transaction Entities are not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that would, singly or in the aggregate, have a Material Adverse Effect.

(mm) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any subsidiary of the Company would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) with respect to any Plan, to the knowledge of the Transaction Entities, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any “benefit plan investor” within the meaning of the Department of Labor regulation at 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iv) none of the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) has any liability under Title IV of ERISA, except in each case with respect to the events or conditions set forth in (i) through (iv) hereof, as would not, singly or in the aggregate, have a Material Adverse Effect.

(nn) The Transaction Entities and each of their subsidiaries have insurance policies issued by insurers of recognized financial responsibility covering the Transaction Entities’ and each of their subsidiaries’ respective Properties, operations, personnel and businesses, including business interruption insurance, which insurance insures against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, except as would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Transaction Entities nor any of their subsidiaries has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect.

(oo) The Transaction Entities and each of their subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Transaction Entities nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(pp) The financial statements included in each of the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information of the Company and its consolidated subsidiaries included in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(qq) The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Transaction Entities reasonably and in good faith believe are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(rr) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Transaction Entities within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ss) The Company and its consolidated subsidiaries maintain “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and a system of accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s control over financial reporting.

(tt) The Company and its consolidated subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the applicable requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(uu) There is and has been no failure on the part of either of the Transaction Entities or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv) Each of the Transaction Entities and their subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid by the Transaction Entities and their subsidiaries thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Transaction Entities or any of their subsidiaries which, singly or in the aggregate, has had (nor do the Transaction Entities nor any of their subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Transaction Entities or their subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(ww) Commencing with its taxable year ended December 31, 2010, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and its form of organization and proposed method of operation, as described in the Registration Statement, the Time of Sale Information and the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary of the Company is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code. Each of the Company’s subsidiaries that is not a “taxable REIT subsidiary” of the Company is, and has been at all times in which it was a subsidiary of the Company, classified as a disregarded entity, a partnership or a

REIT for U.S. federal income tax purposes (for the avoidance of doubt, “subsidiary” does not include any homeowners association or other similar association or organization in which the Company or any of its subsidiaries is a member in connection with property owned by the Company or such subsidiary, provided that any interest of the Company or such subsidiary in such association or organization constitutes a “real estate asset” within the meaning of Section 856(c)(5)(B) of the Code). All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (to the extent they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Information and the Prospectus are accurate in all material respects.

(xx) The interactive data in eXtensible Business Reporting Language included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(yy) Neither of the Transaction Entities nor any of their respective subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(zz) Neither the issuance, sale and delivery of the Notes nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(aaa) Neither of the Transaction Entities nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

2. Agreements to Sell and Purchase. The Operating Partnership agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Operating Partnership the respective principal amount of Notes set forth opposite such Underwriter’s name in Schedule I hereto at a price equal to 99.207% of the principal amount thereof plus accrued interest, if any, from June 17, 2025 to the Closing Date (as defined below). The Operating Partnership will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

3. Terms of Public Offering. It is understood that the several Underwriters propose to offer the Notes for sale to the public on the terms set forth in the Time of Sale Information. The Transaction Entities acknowledge and agree that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

4. Payment and Delivery. Payment for and delivery of the Notes shall be made at 10:00 A.M., New York City time, on June 17, 2025, or at such other time on the same or such other date, not later than five business days thereafter, as shall be designated in writing by the Representatives. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date”. As used herein, “business day” means a day on which Nasdaq is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

Payment for the Notes shall be made to the Operating Partnership in Federal or other funds immediately available in New York City against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Operating Partnership.

The Global Notes will be made available for inspection by the Representatives not later than 5:00 P.M., New York City time, on the business day prior to the Closing Date. On or prior to the Closing Date, the Operating Partnership shall deliver the Global Notes to DTC or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Notes to the Underwriters on the Closing Date shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) The Registration Statement shall be effective, and no order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A or Rule 401(g)(2) under the Securities Act shall be pending before or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives, and the Commission shall not have notified either of the Transaction Entities of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Transaction Entities shall have provided evidence satisfactory to the Representatives of such timely filings. There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Transaction Entities and their subsidiaries, taken as a whole, from that set forth in the Time of Sale Information that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Time of Sale Information.

(b) Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the Notes or any other debt securities or preferred stock issued or guaranteed by either of the Transaction Entities by any “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock issued or guaranteed by either of the Transaction Entities (other than an announcement with positive implications of a possible upgrading).

(c) If requested by the Underwriters, the Underwriters shall have received on the date of execution and delivery of this Agreement and on the Closing Date a certificate, dated the date of execution and delivery of this Agreement and the Closing Date and signed by the chief financial officer of the Company, to the effect set forth in Exhibit D hereto.

(d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Transaction Entities, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) the representations and warranties of the Transaction Entities contained in this Agreement are true and correct as of the Closing Date and that the Transaction Entities have complied with all of their respective agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date;

(ii) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(iii) there shall not have occurred any material and adverse change, or any development involving a prospective material and adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Transaction Entities and each of their subsidiaries, taken as a whole, from that set forth in the Time of Sale Information; and

(iv) to the effect set forth in paragraph (b) above.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, outside counsel for the Transaction Entities, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(f) The Underwriters shall have received on the Closing Date an opinion letter of Latham & Watkins LLP, tax counsel for the Transaction Entities, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(g) The Underwriters shall have received on the Closing Date an opinion letter of Ballard Spahr LLP, Maryland counsel for the Transaction Entities, dated the Closing Date, to the effect set forth in Exhibit C hereto.

(h) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

With respect to the negative assurance letters to be delivered pursuant to Sections 5(e) and 5(h) above, Latham & Watkins LLP and Goodwin Procter LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of Latham & Watkins LLP and Ballard Spahr LLP referenced in Sections 5(e), 5(f) and 5(g) above shall be rendered to the Underwriters at the request of the Transaction Entities and shall so state therein.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(j) The Notes shall be eligible for clearance and settlement through DTC.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes or the issuance of the Guarantee.

(l) On or prior to the Closing Date, the Transaction Entities shall have furnished to counsel for the Representatives such further certificates and documents as counsel for the Representatives may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein.

6. Covenants of the Transaction Entities. Each of the Transaction Entities, jointly and severally, covenants with each Underwriter as follows:

(a) The Transaction Entities will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and 430B under the Securities Act, will file any Issuer Free Writing Prospectus that relates to the offering of the Notes (including the pricing term sheet referred to in Annex A hereto) to the extent required by Rule 433 under the Securities Act; during the Prospectus Delivery Period (as defined below) the Transaction Entities will file promptly all reports and any definitive proxy or information statements required to be filed by the Transaction Entities with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; and the Company will furnish .PDF copies of the Prospectus and each Issuer Free Writing Prospectus that relates to the offering of the Notes (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the second business day following the date of this Agreement. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Notes as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(b) To furnish to the Representatives, without charge, signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Information, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Information or the Prospectus, to furnish to the Representatives an electronic copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which any of the Representatives reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to the Representatives an electronic copy of each proposed free writing prospectus (including electronic road shows) to be prepared by or on behalf of, used by, or referred to by either of the Transaction Entities and not to use or refer to any proposed free writing prospectus to which any of the Representatives reasonably objects.

(e) Not to take any action that would result in an Underwriter or either of the Transaction Entities being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If at any time prior to the Closing Date any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Information conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Information is delivered to a prospective purchaser, be misleading or so that the Time of Sale Information, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Information, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which the Notes may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) The Transaction Entities will prepare a pricing term sheet reflecting the final terms of the Notes, in substantially the form attached hereto as Annex A and otherwise in form and substance reasonably satisfactory to the Representatives, and shall file such pricing term sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided that the Transaction Entities shall furnish the Representatives with copies of any such pricing term sheet within a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object.

(i) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(j) To make generally available to their security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least the prior twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, which requirement shall be satisfied by a filing with the Commission containing this information.

(k) To use its best efforts to cause the Company to meet the requirements to qualify, for the taxable year ending December 31, 2025, for taxation as a REIT under the Code, and to use its best efforts to cause the Company to continue to qualify for taxation as a REIT under the Code, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to so qualify or to be so qualified.

(l) To use the net proceeds received from the sale of the Notes pursuant to this Agreement in the manner specified in the Time of Sale Information under the caption “Use of Proceeds.”

(m) The Transaction Entities will assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through DTC.

(n) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Transaction Entities’ counsel and the Transaction Entities’ accountants in connection with the registration and delivery of the Notes or the Guarantee under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Information, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or any legal investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 6(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or any legal investment memorandum (in an amount not to exceed $5,000), (iv) all filing fees and reasonably incurred fees and disbursements of counsel to the Underwriters (in an amount not to exceed $5,000) incurred in connection with any required review and qualification of the offering of the Notes by FINRA and the approval of the Notes for book-entry transfer by DTC, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the fees and expenses of the Trustee and any paying agent, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Transaction Entities, (viii) the document production charges and expenses associated with printing this Agreement, (ix) any fees charged by rating agencies for rating the Notes and (x) all other costs and expenses incident to the performance of the obligations of the Transaction Entities hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

(o) The Transaction Entities will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Transaction Entities undertake to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(p) From and including the date of this Agreement through and including the Closing Date, neither of the Transaction Entities will, without the prior written consent of the Representatives, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities issued or guaranteed by either of the Transaction Entities (other than the Notes issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities issued or guaranteed by either of the Transaction Entities, having a tenor of more than one year.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Transaction Entities not to take any action that would result in the Transaction Entities being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Transaction Entities thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Transaction Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Information or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any information relating to the Transaction Entities that either of the Transaction Entities has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Transaction Entities, their directors, officers who sign the Registration Statement and each person, if any, who controls the Transaction Entities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Transaction Entities to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Information, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter under the caption “Underwriting”: (i) the names of the Underwriters and their respective participation in the sale of the Notes, (ii) the first paragraph under the heading “Underwriting – Discounts”, (iii) the third sentence of the first paragraph under the heading “Underwriting – New Issue of Notes” and (iv) the first paragraph under the heading “Underwriting – Price Stabilization and Short Positions”.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them and/or the indemnifying party and the indemnified party have different available defenses, and (iii) the indemnifying party has not retained counsel on a reasonably timely basis. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Transaction Entities, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding, and (ii) does not include an admission of wrongdoing by the indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Transaction Entities on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Transaction Entities and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Notes. The relative fault of the Transaction Entities on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this paragraph (d) are several in proportion to the principal amount of the Notes set forth opposite their respective names in Schedule I hereto and not joint.

(e) The Transaction Entities and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Transaction Entities contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Transaction Entities, their officers or directors or any person controlling the Transaction Entities and (iii) acceptance of and payment for any principal amount of the Notes.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Transaction Entities, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities issued or guaranteed by either of the Transaction Entities shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or, if applicable, with respect to Clearstream or Euroclear systems, in Europe, shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Information or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the aggregate principal amount of Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-tenth of the aggregate principal amount of the Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the aggregate principal amount of Notes set forth opposite their respective names in Schedule I and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Transaction Entities for the purchase of such aggregate principal amount of the Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Transaction Entities. In any such case either the Representatives or the Transaction Entities shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Information, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of either of the Transaction Entities to comply with the terms or to fulfill any of the conditions of this Agreement (which, for the purposes of this Section 10, shall not include termination by the Underwriters under items (i), (iii), (iv) or (v) of Section 9 or this Section 10), or if for any reason the Transaction Entities shall be unable to perform their respective obligations under this Agreement, the Transaction Entities will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Transaction Entities and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Information, the Prospectus, the conduct of the offering, and the purchase and sale of the Notes.

(b) The Transaction Entities acknowledge that in connection with the offering of the Notes: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Transaction Entities or any other person, (ii) the Underwriters owe the Transaction Entities only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Transaction Entities, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Transaction Entities waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

13. For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Transaction Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. Counterparts. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, each of which shall be an original instrument and all of which taken together shall constitute one and the same Agreement. Delivery of a signed counterpart of this Agreement by e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.

16. Applicable Law. This Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to:

J.P. Morgan Securities LLC

383 Madison Avenue, 6th floor

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Telephone: (212) 834-4533

Fifth Third Securities, Inc.

34 Fountain Square Plaza

Cincinnati, OH 45263

Attention: Debt Capital Markets/Legal

Facsimile: (513) 534-6757

Email: LiabilityManagement@53.com

Tel: (866) 531-5353

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets

Email: BA_DCM_Notices@mizuhogroup.com

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attention: Investment Banking Division

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: Credit Fixed Income

Facsimile: (704) 335-2393

Copy to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Attention: Yoel Kranz, Jim Barri

and if to the Transaction Entities shall be delivered, mailed or sent to:

Phillips Edison & Company, Inc.

3247 Santa Fe Road

Park City, Utah 84098

Attention: Tanya E. Brady

Copy to:

Latham & Watkins LLP

355 S Grand Avenue

Suite 100

Los Angeles, California 90071

Attention: Julian T.H. Kleindorfer, Lewis W. Kneib

Very truly yours, PHILLIPS EDISON & COMPANY, INC.

By:	/s/ John P. Caulfield
	Name:	John P. Caulfield
	Title:	Chief Financial Officer, Executive Vice President & Treasurer

PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.

By:	PHILLIPS EDISON GROCERY CENTER OP GP I LLC, its General Partner

By:	/s/ John P. Caulfield
	Name:	John P. Caulfield
	Title:	Chief Financial Officer, Executive Vice President & Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof J.P. Morgan Securities LLC Fifth Third Securities, Inc. Mizuho Securities USA LLC Morgan Stanley & Co. LLC U.S. Bancorp Investments, Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

By:	Fifth Third Securities, Inc.

By:	/s/ Ryan Newth
	Name:	Ryan Newth
	Title:	Managing Director

By:	Mizuho Securities USA LLC

By:	/s/ Robert Fahrbach
	Name:	Robert Fahrbach
	Title:	Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Yiming Hu
	Name:	Yiming Hu
	Title:	Vice President

[Signature Page to Underwriting Agreement]

By:	U.S. Bancorp Investments, Inc.

By:	/s/ Charles P. Carpenter
	Name:	Charles P. Carpenter
	Title:	Senior Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of the Notes
J.P. Morgan Securities LLC	$52,500,000
Fifth Third Securities, Inc.	52,500,000
Mizuho Securities USA LLC	52,500,000
Morgan Stanley & Co. LLC	52,500,000
U.S. Bancorp Investments, Inc.	52,500,000
BofA Securities, Inc.	12,000,000
BMO Capital Markets Corp.	12,000,000
Capital One Securities, Inc.	12,000,000
KeyBanc Capital Markets Inc.	12,000,000
PNC Capital Markets LLC	12,000,000
Regions Securities LLC	12,000,000
Wells Fargo Securities, LLC	12,000,000
Samuel A. Ramirez & Company, Inc.	3,500,000

Total:	$350,000,000

I-1

SCHEDULE II

1. Pricing Term Sheet, dated June 12, 2025 substantially in the form of Annex A.

II-1

ANNEX A

Issuer Free Writing Prospectus Filed Pursuant to Rule 433

Registration File Nos. 333-284765 and 333-284765-01 Relating to Preliminary Prospectus Supplement

dated June 12, 2025

to Prospectus dated February 7, 2025

Pricing Term Sheet

Phillips Edison Grocery Center Operating Partnership I, L.P.

$350,000,000 5.250% Senior Notes due 2032

June 12, 2025

Issuer:	Phillips Edison Grocery Center Operating Partnership I, L.P.

State of Formation:	Delaware

Guarantor:	Phillips Edison & Company, Inc.

Expected Ratings* (Moody’s/S&P):	Baa2 / BBB

Security:	5.250% Senior Notes due 2032

Aggregate Principal Amount:	$350,000,000

Maturity Date:	August 15, 2032

Interest Rate:	5.250% per annum

Interest Payment Dates:	August 15 and February 15, commencing February 15, 2026

Price to Public:	99.832% of the aggregate principal amount

Yield to Maturity:	5.276%

Benchmark Treasury:	4.125% due May 31, 2032

Spread to Benchmark Treasury:	+112.5 basis points

Benchmark Treasury Price / Yield:	99-27 / 4.151%

Optional Redemption:	Prior to June 15, 2032 (2 months prior to the Maturity Date of the Notes), “make-whole” redemption at the Treasury Rate (as defined) plus 20 basis points, plus accrued and unpaid interest thereon to the redemption date. On and after June 15, 2032, (2 months prior to the Maturity Date of the Notes), at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest thereon to the redemption date. See the preliminary prospectus supplement for the definition of “Treasury Rate” and for further terms and provisions applicable to optional redemption and the calculation of the redemption price.

Trade Date:	June 12, 2025

Settlement Date:	June 17, 2025 (T+3); under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the Notes initially settle in T+3 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their advisors.

CUSIP/ISIN:	71845JAD0 / US71845JAD00

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

AA-1

Joint Book-Running Managers:	Fifth Third Securities, Inc.
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
U.S. Bancorp Investments, Inc.
BofA Securities, Inc.
BMO Capital Markets Corp.
Capital One Securities, Inc.
KeyBanc Capital Markets, Inc.
PNC Capital Markets LLC
Regions Securities LLC
Wells Fargo Securities, LLC

Co-Managers:	Samuel A. Ramirez & Company, Inc.

*

A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time. Each of the ratings above should be evaluated independently of any other security rating.

The issuer and guarantor have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer and guarantor have filed with the SEC for more complete information about the issuer and guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, the guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Tel: (212) 834-4533; Fifth Third Securities, Inc., 38 Fountain Square Plaza, Cincinnati, Ohio 45263, Attn: Syndicate Department, 1-866-531-5353; Mizuho Securities USA LLC, Toll free: 1-866-271-7403; Morgan Stanley & Co. LLC, Toll free: 1-866-718-1649; or U.S. Bancorp Investments, Inc., Toll free: 1-877-558-2607.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

AA-2

EXHIBIT A

FORM OF OPINION OF LATHAM & WATKINS LLP

[Intentionally Omitted]

A-1

EXHIBIT B

FORM OF TAX OPINION OF LATHAM & WATKINS LLP

[Intentionally Omitted]

B-1

EXHIBIT C

FORM OF OPINION OF BALLARD SPAHR LLP

[Intentionally Omitted]

C-1

EXHIBIT D

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

[Intentionally Omitted]

D-1